Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-176723) pertaining to the 2008 Long Term Incentive Compensation Plan,

(2)	Registration Statement (Form S-8 No. 333-157669) pertaining to the 2008 Long Term Incentive Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-108173) pertaining to the 2003 Long Term Incentive Compensation Plan,

(4)	Registration Statement (Form S-8 No. 333-198135) pertaining to the 2008 Long Term Incentive Compensation Plan, and

(5)	Registration Statement (Form S-4 No. 333 222936) pertaining to the Proposed Merger with Pinnacle Entertainment, Inc.;

of our report dated August 31, 2017, relating to the financial statements of Kansas Entertainment, LLC as of and for the year ended June 30, 2017, appearing in this Annual Report on Form 10-K of Penn National Gaming, Inc. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Davenport, Iowa

March 1, 2018